SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to [section]240.14a-11(c) or
    [section]240.14a-12

                               ENERGYNORTH, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       --------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       --------------------------------------------

    3) Filing Party:

       --------------------------------------------

    4) Date Filed:

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

[Energy North logo]
EnergyNorth, Inc. (bullet) 1260 Elm Street (bullet) P.O. Box 329 (bullet) Manchester, New Hampshire 03105-0329 (bullet) Telephone (603) 625-4000

                                                             December 20, 1996

To Our Stockholders:

       You are cordially invited to attend the annual meeting of stockholders of EnergyNorth, Inc. The meeting will be held at 11:00 a.m., local time, on Wednesday, February 5, 1997, at the Merrimack Hotel and Conference Center, 4 Executive Park Drive, Merrimack, New Hampshire.

       At this meeting, you will be asked to (1) elect four persons to the Board of Directors, (2) ratify the appointment of independent public accountants and (3) transact such other business that may lawfully come before the meeting.

       We hope that you will be able to attend the meeting. To make certain that your vote is counted, please sign and date the enclosed proxy and return it in the envelope provided. No postage is required. Sending in your proxy at this time will not affect your right to vote in person, should you attend the meeting.

        We look forward to seeing you on February 5, 1997.

                                 Sincerely,

                                 /s/Robert R. Giordano
                                 ROBERT R. GIORDANO, President
                                 and Chief Executive Officer

                              ENERGYNORTH, INC.
                               1260 Elm Street
                                 P.O. Box 329
                       Manchester, New Hampshire 03105

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held February 5, 1997

To the Stockholders of
 ENERGYNORTH, INC.:

   The annual meeting of stockholders of EnergyNorth, Inc. will be held at the Merrimack Hotel and Conference Center, 4 Executive Park Drive, Merrimack, New Hampshire, at 11:00 a.m. on Wednesday, February 5, 1997, for the following purposes:

   1. To elect four directors to the Board of Directors.

   2. To ratify the appointment of independent public accountants for 1997.

   3. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on December 17, 1996 will be eligible to vote at this meeting and any adjournments thereof.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 Richard A. Samuels, Secretary

December 20, 1996

                                  IMPORTANT

   The interest and cooperation of all shareholders in the affairs of the Company are considered to be of the greatest importance by your Company's Board of Directors. If you do not expect to attend the annual meeting, it is urgently requested that, even though your holdings of stock may not be large, you promptly mark, sign, date and return the accompanying proxy in the envelope enclosed for your use. If you do so now, the Company will be saved the expense of follow-up solicitations.

                              ENERGYNORTH, INC.
                               1260 Elm Street
                                 P.O. Box 329
                       Manchester, New Hampshire 03105

                               PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of EnergyNorth, Inc. (hereinafter the "Company") of proxies in the accompanying form, for use at the annual meeting of stockholders to be held at the Merrimack Hotel and Conference Center, 4 Executive Park Drive, Merrimack, New Hampshire, at 11:00 a.m. on Wednesday, February 5, 1997. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about December 20, 1996.

   The cost of this solicitation is being borne by the Company. In addition to the use of the mails, proxies may be solicited by advertisement, telephone, facsimile, electronic message and personal interview.

                                 SUBSIDIARIES

   Some of the information contained in this proxy statement refers to the Company's subsidiaries, EnergyNorth Natural Gas, Inc. ("ENGI"); EnergyNorth Propane, Inc. ("ENPI"); and EnergyNorth Realty, Inc. ("ENRI").

                              VOTING OF PROXIES

   Proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted in favor of the election as directors of the four persons named as nominees under the caption "Election of Directors" and in favor of the proposal to ratify the appointment of independent public accountants. There is no reason to believe that any nominee for director will not be a candidate or will be unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

   At the meeting, each stockholder will be entitled to one vote for each share of stock standing in the stockholder's name on the books of the Company at the close of business on December 17, 1996. On that date, the Company had outstanding and entitled to vote 3,243,543 shares of $1.00 par value Common Stock.

   A stockholder who has given a proxy may revoke it at any time prior to its exercise. Filing of a duly executed proxy bearing a later date with the Company's secretary or appearing at the meeting and voting in person will constitute such revocation.

   The Bylaws of the Company provide for the election of four directors to the Board of ten Directors. The proxies cannot be voted for a greater number than for the four vacancies to be filled.

                              BOARD OF DIRECTORS

   The Board of Directors of the Company met six times during the most recent fiscal year. Each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings of Committees on which the director served.

   The Compensation Committee of the Board consists of Sylvio L. Dupuis, Chairman, Roger C. Avery and Richard B. Couser. This Committee reviews the salary ranges of the officers and the benefit plans of the Company and makes recommendations to the Board of Directors with respect to those matters. It held three meetings during the fiscal year.

   The Audit Committee of the Board consists of Davis P. Thurber, Chairman, Roger C. Avery and Joan P. Cudhea. It held two meetings during the fiscal year. This Committee reviews the scope and results of the audit by the independent public accountants, makes recommendations to the Board of Directors as to the selection of independent public accountants for each fiscal year, and approves services provided by the independent public accountants and the fees for those services. It also reviews systems of internal control and accounting policies and procedures, financial reporting, and other matters relating to fiscal management of the Company.

   The Board does not have a nominating committee.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth information regarding beneficial ownership of the Company's $1.00 par value Common Stock, its only class of securities, by each director and nominee for director, certain executive officers (Ms. Chicoine and Messrs. Childs, Demers and Hanlon), and all directors and executive officers as a group, as of October 1, 1996, and by all persons known to the Company to own more than 5% of the Company's stock, as of September 30, 1996.


                                                      Shares Owned Beneficially
                                                   ---------------------------------
                                                     Sole Voting     Shared Voting
                                                   And Investment   And Investment               % of
Name                                                    Power            Power         Total     Class
------------------------------------------------- ---------------- ----------------  --------- --------
Dimensional Fund Advisors, Inc.                        162,417(1)            --       162,417     5.01
------------------------------------------------- ---------------- ----------------  --------- --------

Roger C. Avery                                           2,647           28,846(2)     31,493        *
Edward T. Borer                                         14,126            6,588(3)     20,714        *
Richard J. Censits                                       2,000               --         2,000        *
Michelle L. Chicoine                                     1,007              300         1,307        *
Frank L. Childs                                            341              103           444        *
Richard B. Couser                                          138               --           138        *
Joan P. Cudhea                                          12,262            1,690(4)     13,952        *
Richard P. Demers                                        1,373               --         1,373        *
Sylvio L. Dupuis                                           400              202           602        *
Robert R. Giordano                                       5,626            8,722(5)     14,348        *
Constance B. Girard-diCarlo                                118               --           118        *
Albert J. Hanlon                                         1,487               --         1,487        *
N. George Mattaini                                      11,408              562(6)     11,970        *
Davis P. Thurber                                         6,007           64,902(7)     70,909     2.19
John E. Tulley, II                                          --               --            --       --
All Directors, Nominees and Executive Officers
   as a Group (16 in number at 12/1/96)                 59,936          111,915       171,851     5.31

*Less than 1% of class.

(1) According to a Statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996 and a December 9, 1996 statement from the beneficial owner. The beneficial owner, a registered investment advisor, reported that it has dispositive power only with respect to 34,926 of such shares.

(2) 10,879 of these shares are held by Mr. Avery solely in a fiduciary capacity and in which he disclaims beneficial ownership.

(3) Includes shares held by Mr. Borer solely in a fiduciary capacity and 213 shares held by his spouse in which he disclaims beneficial ownership.

(4) These shares are held by Ms. Cudhea's daughter-in-law, in which she disclaims beneficial ownership and over which she shares investment power only.

(5) Includes 430 shares held by Mr. Giordano's spouse, in which he disclaims beneficial ownership.

(6) These shares are held by Mr. Mattaini's spouse, in which he disclaims beneficial ownership.

(7) These shares are held as trustee by Bank of New Hampshire, of which Mr. Thurber is Chairman of the Board, and in which he disclaims beneficial ownership.

                            ELECTION OF DIRECTORS
                              (Item 1 on Proxy)

   The following information concerning the name, age at December 31, 1996, and business experience of the four persons to be nominated for election as directors and the six directors whose terms do not expire in 1997 has been furnished to the Company by the nominees and directors(1). The election of each nominee will require the affirmative votes of the holders of a majority of the shares of common stock present at the meeting and entitled to vote. Where proxies are marked "withhold authority," such shares are included in determining the number of shares present and voting. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for directors will be counted as a vote for each nominee.

   Each person nominated, if elected, will hold office until the annual meeting to be held in the year in which his or her term expires and until his or her successor is duly elected.

        NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2000

  Name, Age and Other    Served as
  Positions Held With     Director              Principal Occupation or Employment
      the Company          Since                      During Last Five Years
----------------------- -----------  ----------------------------------------------------------
Roger C. Avery, 57          1984    President and Chief Executive Officer, Illinois Gas
                                      Company; Adjunct Associate Professor (since 1991) and
                                      Research Associate, Brown University
Robert R. Giordano, 58      1988    President and Chief Executive Officer of ENGI; formerly
  President and Chief                 (until 1991) Executive Vice President of the Company
  Executive Officer
N. George Mattaini, 71      1982    Chairman of ENGI; formerly (until 1991) President and
  Vice Chairman of the                Chief Executive Officer of the Company
  Board
John E. Tulley, II, 42        --    President and Chief Executive Officer, Tulley Buick
                                      Pontiac Co., Inc.

           DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1999

  Name, Age and Other    Served as
  Positions Held With     Director               Principal Occupation or Employment
      the Company          Since                       During Last Five Years
----------------------- -----------  -----------------------------------------------------------
Edward T. Borer, 58(2)      1982    Chairman (and, until 1996, Chief Executive Officer; and,
  Chairman of the Board               until 1995, President) of Philadelphia Corporation for
                                      Investment Services, a registered securities broker/
                                      dealer and investment advisor
Richard B. Couser, 55       1985    Attorney with Orr & Reno, Professional Association
Constance B.                1994    President, Healthcare Support Services, a division of
  Girard-diCarlo, 49(3)               ARAMARK Corporation, which manages support service
                                      departments in the healthcare industry

          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1998

    Name, Age and Other      Served as
    Positions Held With       Director              Principal Occupation or Employment
        the Company            Since                      During Last Five Years
 --------------------------------------  ---------------------------------------------------------
Richard J. Censits, 59(4)       1993    Consultant to Business; formerly, until 1996, Chairman
                                          and Chief Financial Officer of Montech International,
                                          Inc.; formerly (until 1995) Chairman and Chief
                                          Executive Officer, MedQuist Inc.
Joan P. Cudhea, 64              1984    Certified Financial Planner and Registered Investment
                                          Adviser
Sylvio L. Dupuis, 62            1982    Optometrist; Executive Director of McLane, Graf,
                                          Raulerson & Middleton, Professional Association law
                                          firm; formerly (until 1996) Commissioner of Insurance -
                                          State of New Hampshire; formerly (until 1994) President
                                          and Chief Executive Officer, Catholic Medical Center, a
                                          hospital

(1) Davis P. Thurber, 71, has been a Director of the Company since 1982. He is Chairman of Bank of New Hampshire Corporation, a bank holding company and Bank of New Hampshire, a commercial bank. Mr. Thurber's term of office as a Director of the Company expires at the 1997 Annual Meeting. Pursuant to the Company's retirement policy for Directors, Mr. Thurber is not eligible for reelection at the 1997 Annual Meeting.

(2) Mr. Borer is a director of Philadelphia Corporation for Investment
    Services.

(3) Ms. Girard-diCarlo is a director of The Multicare Companies, Inc.

(4) Mr. Censits is a director of Checkpoint Systems, Inc. and of MedQuist Inc.

Compensation of Directors

   The Chairman of the Board of Directors receives an annual retainer of $38,000 and the Vice Chairman receives an annual retainer of $21,000. All other Directors receive annual retainers of $8,500. Committee Chairmen receive additional annual retainers of $2,000, and Executive Committee members, except the Chairman and Vice Chairman, receive additional annual retainers of $2,000. Directors, other than the Chairman and Vice Chairman, receive fees of $600 for each Board meeting attended and $500 for each committee meeting attended, with the exception of multiple meetings of the Board of Directors held on the day of the annual meeting of the Board of Directors. Directors who are employees receive no annual retainers or meeting fees.

   Directors may elect to have portions of their retainers and fees credited each year to a deferred compensation account pursuant to a plan that provides for accrual of interest and distribution of the deferral accounts in lump sum amounts or in equal installments over ten years, at the option of each Director, beginning on a date designated by the Director.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Richard B. Couser, a director and a member of the Compensation Committee, is a director of Orr & Reno, Professional Association, a law firm that provides legal services to the Company and its subsidiaries. It is management's opinion that such services were obtained on terms as favorable to the Company and its subsidiaries as those that could have been obtained from unaffiliated persons.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's common stock with the Securities and Exchange Commission. To the Company's knowledge, during 1996 all directors and officers filed all such required notices.

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1996, 1995 and 1994 to the Chief Executive Officer and the four other executive officers of the Company whose salary and cash incentive compensation award for the 1996 fiscal year exceeded $100,000.

                                             SUMMARY COMPENSATION TABLE
 -------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                  Annual Compensation               Compensation
                                      ------------------------------------------- ----------------
                                                  Cash Incentive    Other Annual  Restricted Stock     All Other
 Name and Principal Position    Year  Salary(1)    Compensation     Compensation      Awards(2)     Compensation(3)
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------
Robert R. Giordano              1996   $200,334      $59,103           $2,492          $19,677           $7,961
  President and CEO of the      1995    191,021       19,002            3,124           18,989            7,197
  Company and ENGI; Chairman    1994    181,369       13,808            2,459           13,805            7,131
  and CEO of ENPI
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------
Albert J. Hanlon                1996   $114,917      $25,835           $1,346          $ 8,593           $4,555
  Senior Vice President of the  1995    111,866        9,279            1,448            9,248            4,560
  Company and ENGI              1994    106,635        6,962              813            6,937            4,136
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------
Richard P. Demers               1996   $ 95,333      $20,959           $    0          $ 6,971           $4,397
  Vice President of the         1995     91,927        7,721              827            7,718            4,250
  Company and ENGI; President   1994     88,203        5,686              757            5,665            3,377
  of ENPI
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------
Frank L. Childs(4)              1996   $ 93,750      $22,062           $    0          $ 7,338           $1,946
  Vice President of the         1995     68,981        5,613                0            5,610              645
  Company and ENGI              1994          0            0                0                0                0
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------
Michelle L. Chicoine            1996   $ 85,584      $21,550           $1,053          $ 7,164           $4,095
  Vice President, Treasurer     1995     81,041        6,222              927            6,222            3,729
  and CFO of the Company, ENGI  1994     76,816        4,647              968            4,619            2,369
  and ENPI
 ----------------------------- ------  --------- ---------------- --------------- ----------------  ----------------

(1) Includes amounts earned and deferred without election by the officer and amounts deferred pursuant to Deferred Compensation Agreements and the Company's 401(k) plan.

(2) The aggregate number of shares of restricted stock holdings of the above-named officers, as of September 30, 1996, is 7,250 shares, having a value of $138,656.

(3) All other compensation paid in 1996 includes: Employer contributions to the Company's 401(k) plan for Mr. Giordano ($4,882), Mr. Hanlon ($2,946), Mr. Demers ($3,063), Mr. Childs ($721) and Ms. Chicoine ($2,919); value of term life insurance premiums paid for Mr. Giordano ($2,040), Mr. Hanlon ($1,609), Mr. Demers ($1,334), Mr. Childs ($1,225) and Ms.
    Chicoine ($1,176); portion of interest earned in a deferred compensation account by Mr. Giordano in excess of 120% of federal long-term rate ($1,039).

(4) Mr. Childs joined the Company in January 1995.

   The following Pension Plan Table sets forth estimated annual benefits payable under the Company's Retirement Plan and Supplemental Executive Retirement Plan ("SERP") at age 65 to persons in specified compensation and years of service classifications, and combined annual benefits payable under the Retirement Plan and SERP upon such retirement to persons in those compensation classifications. Combined annual benefits shown in the table do not reflect offsets for benefits of Social Security and for retirement benefits received from other employers.

                                    PENSION PLAN TABLE
------------------------------------------------------------------------------------------
                      Estimated Annual Benefits Under Retirement Plan
                      Upon Retirement with Years of Service Indicated
------------------------------------------------------------------------------------------
                                                                 Combined Annual Benefits
  Average Annual Earnings                                          Under Retirement Plan
 During Highest Five Years    20 Years    30 Years   40 Years    and SERP Upon Retirement
 -------------------------------------- ----------- ----------- --------------------------
$125,000                      $ 45,000    $ 59,375   $ 65,625            $ 93,750
 -------------------------------------- ----------- ----------- --------------------------
150,000                         54,000      71,250     78,750             112,500
 -------------------------------------- ----------- ----------- --------------------------
175,000                         63,000      83,125     91,875             131,250
 -------------------------------------- ----------- ----------- --------------------------
200,000                         72,000      95,000    105,000             150,000
 -------------------------------------- ----------- ----------- --------------------------
225,000                         81,000     106,875    118,125             168,750
 -------------------------------------- ----------- ----------- --------------------------
250,000                         90,000     118,750    131,250             187,500
 -------------------------------------- ----------- ----------- --------------------------
300,000                        108,000     142,500    157,500             225,000
 -------------------------------------- ----------- ----------- --------------------------

Non-Contributory Retirement Plan

   All full-time salaried employees, including officers and certain part-time employees, are eligible to participate in the Company's Retirement Plan, provided an employee has reached the age of 21 and has completed one year of service. The SERP is a non-contributory plan intended to supplement benefits of the Retirement Plan for certain named executive officers, effective January 1, 1985. Under both plans normal retirement is at age 65 with a provision for early retirement. Benefits under the Retirement Plan vest after five years of service and under the SERP vest after ten years of service. Earnings under the plans for the executive officers named in the Summary Compensation Table consist of regular annual compensation, excluding bonuses or severance pay, and is the same as the Annual Compensation and Long-Term Compensation shown in the Summary Compensation Table. Mr. Giordano has 31 credited years of service under the plans, Mr. Hanlon 24 years, Mr. Demers 8 years, Mr. Childs one year and Ms. Chicoine 6 years.

   Funding of the Retirement Plan is based on actuarial computations and results in a pool of assets held in trust that is unallocated with respect to any particular individual. Benefits payable under the Retirement Plan are calculated on the basis of straight life annuity amounts, accrued over a 25-year period and are not subject to any deduction for Social Security Benefits or other offset.

   Benefits under the SERP are unfunded, accrue over a 15-year period and once they are fully vested do not vary with years of service, except that SERP participants who are included in the plan after September 30, 1995 will have benefits reduced if they retire prior to normal retirement date under the Retirement Plan. For an individual retiring at age 65, benefits are calculated on the basis of 75% of the average of the five highest consecutive years' earnings, less any amounts receivable for benefits of Social Security, the Retirement Plan, and other qualified plans of the Company and other employers.

Employment Agreements

   The Company has employment agreements with Messrs. Giordano and Hanlon under which the Company has agreed to employ them for five and two-year periods, respectively, and which may be extended annually for an additional year. If the Company terminates the employment of either of these individuals other than for his breach of the agreement or misconduct, it is required to continue salary payments including average incentive compensation, deferred compensation and amounts the employee has elected to defer, through the term of the agreement. Such termination payments will not be made following any termination of employment that gives rise to payments under the management continuity agreements described below.

Management Continuity Agreements

   The Company has management continuity agreements (the "Continuity Agreements") with Messrs. Giordano, Hanlon, Demers, Childs and Ms. Chicoine. The Continuity Agreements provide that in the event of termination of employment or a reduction in compensation, position or other conditions of employment within a specified period following a Change in Control of the Company, as defined in the Continuity Agreements, or termination by the employee for Good Reason, as defined in the Continuity Agreements, following a Change in Control, the Company shall pay to the employee a lump sum severance benefit and certain other benefits. The severance benefit payable to Mr. Giordano is five times his annual salary and incentive and deferred compensation, and to Messrs. Hanlon and Childs and Ms. Chicoine 2.95 times each of their annual salaries and incentive and deferred compensation. The severance benefit payable to Mr. Demers is the greater of two times his annual salary or 2.75 times his five-year average taxable compensation. In each Continuity Agreement, except for Mr. Giordano's, no severance benefits are paid to the extent that such benefits, aggregated with other benefits paid to the employee, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986.

                              PERFORMANCE GRAPH

   The following graph compares the performance of the Company's common stock to the S&P 500 Index and a natural gas industry peer group, consisting of 64 companies published by Media General Financial Services, Inc., for the last five years. The graph assumes an investment of $100 at September 30, 1991 with all dividends reinvested.

               Comparison of Five Year Cumulative Total Return

[typeset representation of line chart]

                                   9/91   9/92    9/93   9/94   9/95    9/96
S&P 500 Index                      $100   $111    $125   $130    $169   $203
EnergyNorth, Inc.                   100    114     150    126     133    161
Industry Peer Group                 100    102     129    117     123    158

[end line chart]

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The compensation program for executive officers of the Company is administered by the Compensation Committee of the Board of Directors. The Committee's philosophy is to link executive compensation to improvements in corporate performance and enhanced profitability and shareholder value. The compensation program objectives are to (1) provide a competitive, market-based total compensation package that enables the Company to attract and retain key executives; (2) integrate all compensation programs with the Company's annual and long-term business objectives and focus executive efforts on the fulfillment of those objectives; and (3) provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders and utility subsidiary ratepayers.

Base Salary

   The base salary component of executive compensation reflects the first objective stated above of attracting and retaining qualified executives.

   The salary range for each executive officer ("officer") position, including the Chief Executive Officer ("CEO"), and the actual base salary of each officer is reviewed annually. The salary ranges are based upon independent regional and industry salary surveys, including peer groups, for comparable positions. These surveys are reviewed and analyzed by the Company's Human Resources Department with the assistance of outside consultants from time to time. Specific salary levels are established through an evaluation of each officer's performance relating to duties and individual achievements. For fiscal year 1996, the salary range and specific officer salary recommendations were reviewed and approved by the Compensation Committee.

   In establishing the CEO's 1996 base salary, the Compensation Committee reviewed the competitive market data and also reviewed performance relating to the Company's earnings level and return on equity, cost containment efforts, involvement in community and industry leadership activities and development of relations with customers. The Committee's evaluation of the CEO's success in meeting these goals resulted in the determination of his base salary. The Compensation Committee recommended a base salary, which was approved by the Board of Directors.

Key Employee Incentive Plan

   Each officer participates in the Company's Key Employee Performance and Equity Incentive Plan. The Plan is intended to compensate key employees based upon performance standards and objectives and to reward performance with share ownership in the Company. The Company seeks to align the interests of key employees with the interests of shareholders and utility ratepayers. In 1996 the annual performance criteria which determined eligibility for awards under the plan were (1) earnings levels compared to forecast, (2) total average shareholder return over a rolling three-year period compared to a peer group of comparable natural gas distribution companies, (3) operations and maintenance expenses per customer benchmarks compared to inflation, and
(4) evaluation of individual performance. Success in meeting these goals determines the amount of annual incentive compensation an officer will receive. Targeted awards for the CEO under the program range up to 40% of the midpoint of the market interval and up to 30% for other participating officers. Three-quarters of the Incentive Plan award is paid in cash and one-quarter is paid in the form of awards of Company Common Stock that are subject to forfeiture and restrictions on transferability for a period of three years. The Key Employee Performance and Equity Incentive Plan was adopted and approved by the shareholders in February 1993.

   The Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by similarly sized utilities. The Compensation Committee believes that any amounts paid under the annual incentive plan are appropriately related to corporate and individual performance, yielding awards that are directly linked to annual financial and operational results of the Company.

                                                        Compensation Committee
                                                     of the Board of Directors

                                                    Sylvio L. Dupuis, Chairman

                                                                Roger C. Avery

                                                             Richard B. Couser

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                              (Item 2 on Proxy)

   Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP to serve as independent public accountants for the Company for the year 1997. Arthur Andersen LLP were the Company's principal accountants in 1996. Ratification of the appointment of independent public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote. The Board of Directors recommends that the shareholders vote for such ratification. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                           STOCKHOLDERS' PROPOSALS

   Stockholders may submit proposals to be considered for stockholder action at the 1998 annual meeting if they do so in accordance with appropriate regulations of the Securities and Exchange Commission. Any such proposals must be received by the Company no later than August 22, 1997 in order to be considered for inclusion in the 1998 materials.

                                OTHER MATTERS

   Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 RICHARD A. SAMUELS, Secretary
December 20, 1996

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                          AVAILABILITY OF FORM 10-K

   A copy of the Company's annual report for the last fiscal year filed on Form 10-K with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Michael J. Netkovick, Manager, Public and Investor Relations, EnergyNorth, Inc., P.O. Box 329, Manchester, NH 03105.

                [ENERGYNORTH PROXY CARD FOLLOWS.]

                                  DETACH HERE

       Proxy for the Annual Meeting of Stockholders of EnergyNorth, Inc.

P                           To Be Held February 5, 1996

R         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
O

X

Y

     The undersigned hereby appoints Edward T. Borer, Robert R. Giordano, and
N. George Mattaini, and each of them, proxies for the undersigned, with power of substitution, to vote on behalf of the undersigned at the annual meeting of stockholders to be held February 5, 1997, and any adjournments thereof, upon the matters set forth in the notice of said meeting and as stated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

    UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


                    PLEASE DATE AND SIGN ON THE REVERSE SIDE        SEE REVERSE
                AND MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE.        SIDE

                             EnergyNorth's new site
                             on the World Wide Web:
                           http://www.emergynorth.com



                                  DETACH HERE


   X         Please mark
------       votes as in
             this example.


The Board of Directors recommends a vote FOR the election of all nominees for director and FOR the appointment of independent public accountants.

1. To elect the following nominees as directors:
Nominees: Robert C. Avery, Robert R. Giordano,
          N. George Mattaini, John E. Tulley, II

          FOR             WITHHELD

     ----------           -------

[ ]
--------------------------------------------------------
For all nominees except as noted above



                                     FOR               AGAINST           ABSTAIN

2. To ratify the appointment
   of independent public
   accountants for 1997.            ----                ----              ----


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                             ----


                     The undersigned also hereby acknowledges receipt of notice of said meeting and the related proxy statement.

                     NOTE: Attorneys, executors, administrators, trustees and others signing in a representative capacity should indicate that capacity. If shares are held jointly, EACH holder must sign.

            Signature: ----------------------------------  Date ----------------

            Signature: ----------------------------------  Date ----------------